EXHIBIT 99.1

Edgewater Reports First Quarter Financial Results

Continued Improvement in Operating Metrics

WAKEFIELD, Mass., May 5, 2010 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company"), a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology, today announced financial results for its first quarter ended March 31, 2010.

First Quarter Results

Actual financial results and utilization for the quarter ended March 31, 2010:

  Total revenue increased 36.2%, to $20.3 million compared to $14.9 million in the first quarter of 2009;
  Service revenue increased 15.8%, to $15.7 million compared to $13.6 million in the first quarter of 2009;
  The year-over-year increase in both total revenue and service revenue during the first quarter of 2010 is heavily influenced by the incremental service and software revenue generated in connection with our December 31, 2009 acquisition of Fullscope, Inc.;
  Gross profit was $6.7 million compared to $4.6 million in the first quarter of 2009;
  Gross profit, as a percentage of total revenue, was 33.1% compared to 31.2% in the first quarter of 2009;
  Gross profit margin related to service revenue was 34.1% compared to 33.4% in the first quarter of 2009;
  Utilization was 75.3% compared to 67.8% for the first quarter of 2009;
  Operating loss amounted to $(1.0) million compared to $(802) thousand in the first quarter of 2009;
  Net loss was $(639) thousand, or $(0.05) per diluted share, compared to $(454) thousand, or $(0.04) per diluted share, in the first quarter of 2009;
  Adjusted EBITDA amounted to $(29) thousand, or $0.00 per diluted share, compared to $(94) thousand, or $(0.01) per diluted share, in the first quarter of 2009; and
  Cash flow used in operating activities was $(5.9) million compared to $(2.4) million during the first quarter of 2009. Traditionally, our first quarter cash flows are influenced by out flows associated with our annual performance-based bonus payouts and annual insurance renewals. Cash out flows during the first quarter of 2010 were further impacted as a result of payments of liabilities assumed in connection with the Fullscope acquisition, which occurred on December 31, 2009.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"Over the past eighteen months, we have developed and implemented several strategic initiatives targeted at transforming Edgewater from a custom development-based consulting model to a product-driven consulting model," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"This product-based transition has gained traction and appears to be accelerating, as evidenced by the improvement in first quarter operating metrics.  Core utilization is steadily rising and the bid and proposal pipeline remains strong across the board. Despite the cyclical resetting of FICA limits and traditional seasonality in our EPM service offerings during the first quarter, we have seen an improvement in our gross margin on service revenue. Additionally, first quarter total revenue and gross profit was lifted by software sales related to our new Microsoft Dynamics AX practice," continued Ms. Singleton.

"We anticipate that we will generate positive cash flows from operations during the second quarter of 2010 and we continue to observe steady pipeline activity in the early stages of the second quarter. However, we remain cautious with respect to customers signing new contracts in a reasonable timeframe and for that reason, we are anticipating that second quarter service revenue will be flat with an upward bias compared to the first quarter of 2010," concluded Ms. Singleton.

First Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, May 5, at 10:00 a.m. (ET) to discuss its first quarter 2010 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 800-642-1687 (domestic) and 706-645-9291 (international) (pass code 67345039) from 1:00 p.m. ET Wednesday, May 5 through 11:59 p.m. ET Wednesday, May 19.

About Edgewater Technology, Inc.

Edgewater is a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology. We develop business strategies and technology solutions that address our clients' specific needs while providing them with an increased competitive advantage. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our 2010 outlook, future revenue and growth, cost savings and cost control efforts, customer spending outlook, general economic trends, IT service demand, future revenue and revenue mix, utilization, training and new service offerings, significant customers, backlog, competitive and strategic initiatives, growth plans, potential stock repurchases, future results, tax consequences and liquidity needs . In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "forecast," "project," "target," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "could," "expect," "intend," "plan," "focus," "build," "strategy," "maximize," "commitment," "create," "implement," "seek," "establish," "pursue," "continue," "can," or terms of similar meaning. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies;" (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2009 Annual Report on Form 10-K filed with the SEC on March 15, 2010. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Service revenue	$15,701	$13,555
Software	2,921	369
Process royalties	394	--
Reimbursable expenses	1,254	956
Total revenue	20,270	14,880

Cost of revenue:
Project and personnel costs *	10,345	9,025
Software costs	1,963	251
Reimbursable expenses	1,254	956
Total cost of revenue	13,562	10,232
Gross profit	6,708	4,648

Selling, general and administrative *	6,737	4,742
Depreciation and amortization	1,002	708
Operating loss	(1,031)	(802)

Interest income, net	6	68
Other (expense), net	(30)	--
Loss before income taxes	(1,055)	(734)

Income tax benefit	(416)	(280)
Net loss	$(639)	$(454)

BASIC LOSS PER SHARE:
Basic loss per share	$(0.05)	$(0.04)
Weighted average shares outstanding – Basic	12,138	12,054

DILUTED LOSS PER SHARE:
Diluted loss per share	$(0.05)	$(0.04)
Weighted average shares outstanding – Diluted	12,138	12,054

* - Amount of stock-based compensation expense included in each of the respective expense categories reported above:
Project and personnel costs	$54	$54
Selling, general and administrative	165	291
Total stock-based compensation	$219	$345

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2010	December 31, 2009 (1)
	(Unaudited)
Assets
Cash and marketable securities	$6,727	$12,661
Restricted cash	703	702
Accounts receivable, net	19,132	18,081
Deferred taxes, current	348	348
Prepaid expenses and other assets, current	2,363	1,639
Total current assets	29,273	33,431
Fixed assets, net	3,168	3,297
Deferred taxes, net	21,204	20,760
Intangible assets, net	5,523	6,302
Goodwill	10,080	10,080
Other assets	93	93
Total Assets	$69,341	$73,963

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$8,886	$11,999
Accrued payroll and related liabilities	3,213	4,051
Deferred revenue and other liabilities	1,980	2,270
Capital lease obligations, current	200	220
Total current liabilities	14,279	18,540
Other liabilities	92	107
Capital lease obligations	164	200
Total liabilities	14,535	18,847
Stockholders' Equity	54,806	55,116
Total Liabilities and Stockholders' Equity	$69,341	$73,963

Shares Outstanding	12,208	12,132

(1)   We have revised certain prior fiscal year amounts in the accompanying condensed consolidated balance sheets as a result of our 2009 adoption of Accounting Standards Codification ("ASC") Topic 805, "Business Combinations." Our December 31, 2009 balance sheet contained certain initial fair value estimates recorded in connection with our acquisition of Fullscope, Inc. These amounts are subject to subsequent adjustment during the measurement period. Any adjustments recorded during the measurement period will require a revision to our prior year balance sheet information. The balance sheet revisions recorded by the Company during the current period had no effect on previously reported net loss or equity.

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during the second and fourth quarters of 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009

Reconciliation of GAAP Net Loss, Adjusted EBITDA and Adjusted EBITDA per Diluted Share (Non-GAAP):
Reported GAAP net loss	$(639)	$(454)
Add: Income tax benefit	(416)	(280)
Add: Depreciation and amortization	1,002	708
Less: Interest income and other, net	24	(68)
Adjusted EBITDA[1]	$(29)	$(94)
Adjusted EBITDA per diluted share[1]	$0.00	$(0.01)

1 - Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization and goodwill impairment charges. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.

CONTACT:  Edgewater Technology, Inc.
          Timothy R. Oakes, Chief Financial Officer
          Russell Smith, Senior Vice President / Investor Relations
          (781) 246-3343
          ir@edgewater.com